UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  ------------

         Date of Report (Date of earliest event reported): May 10, 2006

                          CF Industries Holdings, Inc.
             (Exact name of Registrant as specified in its charter)

          Delaware                     001-32597               20-2697511
(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
      of incorporation)                                  Identification Number)

    One Salem Lake Drive                                         60047
       Long Grove, IL                                          (Zip Code)
    (Address of principal
      executive office)

        Registrant's telephone number, including area code (847) 438-9500

          (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.05. Amendment to the Registrant's Code of Ethics, or Waiver of a
Provision of the Code of Ethics.

On May 10, 2006, the Board of Directors of CF Industries Holdings, Inc. approved an amendment to the Company's Code of Corporate Conduct. A copy of the amended Code of Corporate Conduct is available at www.cfindustries.com.

The amendments to the Code of Conduct eliminate the requirement that any employee or officer of the Company who wishes to serve as a director or trustee of any charitable, not-for-profit, for profit, or other entity first obtain the written approval of a Compliance Officer. Under the amended code, the employee or officer would, however, need to obtain certain approvals before using the name of the Company or corporate time or resources when engaging in such activities. The Code of Conduct also was amended to conform to the Company's insider trading policy and provide that directors and officers of the Company may only purchase and sell Company securities during the permitted trading "windows" beginning on the third business day and ending on the twelfth business day following the public announcement of the Company's earnings for the preceding quarter. In addition, the Code of Conduct was amended to clarify that additional spokespersons are authorized to speak with the media and other groups and organizations on behalf of the Company in the event of an emergency or other crisis situation.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: May 11, 2006                     CF INDUSTRIES HOLDINGS, INC.


                                        By: /s/ Douglas C. Barnard
                                           ------------------------------------
                                            Name:  Douglas C. Barnard
                                            Title: Vice President,
                                            General Counsel, and Secretary